UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234

(Registrant’s Telephone Number, Including Area Code)

Check
the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12).

☐	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities	registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate
by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company

☐

If
an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.	Other Events .

On
April 28, 2023, Global Clean Energy Holdings, Inc. (the “Company”) and ExxonMobil Renewables LLC (“Exxon”) jointly filed a stipulation in the Court of Chancery of the State of Delaware pursuant to which the parties have agreed on the scope of a voluntary document production by the Company for purposes of resolving the books and records complaint
under Section 220 of the Delaware General Corporation Law filed by Exxon on March 1, 2023 (the “Stipulation to Resolve”).  Pursuant to the Stipulation to Resolve, the parties have agreed to hold the Company’s deadline to respond to Exxon’s initial complaint in abeyance while the Company completes its voluntary document production for the agreed purpose of resolving the action
.  The parties have agreed the Company shall begin producing documents on a rolling basis beginning no later than May 12, 2023.

As
previously disclosed, while the Company believes the allegations described in Exxon’s complaint
are without merit, the Company has entered into the Stipulation to Resolve with the intention of resolving Exxon’s action
.  While the Company intends to comply with applicable law, the Stipulation to Resolve is not an admission of liability by the Company, and is subject and without prejudice to the Company’s express reservation of rights in all regards.

SIGNATURES

Pursuant to
the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2023	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer